Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-3 No. 333-138010) and related Prospectus of Macquarie Infrastructure Company Trust and Macquarie Infrastructure Company LLC, and

(2)

Registration Statement (Form S-8 No. 333-125226) pertaining to the Macquarie Infrastructure Company LLC Independent Directors Equity Plan of Macquarie Infrastructure Company Trust and Macquarie Infrastructure Company LLC;

of our report dated April 14, 2006 (except with respect to the matters discussed in the last paragraph of Note 4 and to Notes 7, 10, and 14, as to which the date is April 27, 2007), with respect to the consolidated financial statements of Loving Enterprises, Inc. (currently known as IMTT Holdings, Inc.) included in this Current Report on Form 8-K/A of Macquarie Infrastructure Company Trust and Macquarie Infrastructure Company LLC.

/s/ Ernst & Young LLP

New Orleans, Louisiana
June 14, 2007